EXHIBIT 11

                      STONE CONTAINER CORPORATION
            COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE
                      (in millions, except per share)

                                                         Three Months Ended
                                                               March 31,
                                                            1998       1997
Primary Earnings Per Share
  Shares of Common Stock:
    Weighted average number of common shares
     Outstanding. . . . . . . . . . . . . . . . . . . .      99.6       99.3
  Basic Weighted Average Shares Outstanding . . . . . .      99.6       99.3

  Net loss. . . . . . . . . . . . . . . . . . . . . . .    $(69.1)  $ (96.7)
  Less:
    Series E Cumulative Convertible Exchangeable
      Preferred Stock dividend. . . . . . . . . . . . .      (2.0)     (2.0)
  Net loss used in computing basic net loss per common
    Share . . . . . . . . . . . . . . . . . . . . . . .    $(71.1)  $ (98.7)

  Basic Earnings Per Share. . . . . . . . . . . . . . .    $ (.71)  $  (.99)

Diluted Earnings Per Share
  Shares of Common Stock:
    Weighted average number of common shares outstanding     99.6      99.3
    Addition from assumed conversion of 8.875%
     convertible senior subordinated notes. . . . . . .       5.1       5.1
    Addition from assumed conversion of 6.75%
      convertible subordinated debentures . . . . . . .       1.3       1.3
    Addition from assumed conversion of Series E
      Cumulative Convertible Exchangeable Preferred
      Stock . . . . . . . . . . . . . . . . . . . . . .       3.4       3.4
  Diluted Weighted Average Shares Outstanding . . . . .     109.4     109.1
  Net loss. . . . . . . . . . . . . . . . . . . . . . .    $(69.1)  $ (96.7)
  Less:
    Series E Cumulative Convertible Exchangeable
      Preferred Stock dividend. . . . . . . . . . . . .      (2.0)     (2.0)
Add back:
    Interest on 8.875% convertible senior subordinated
      Notes . . . . . . . . . . . . . . . . . . . . . .        .8        .8
    Interest on 6.75% convertible subordinated
      Debentures. . . . . . . . . . . . . . . . . . . .        .5        .5
    Series E Cumulative Convertible Exchangeable
      Preferred Stock dividend. . . . . . . . . . . . .       2.0       2.0
  Net loss used in computing diluted net loss per
    common share. . . . . . . . . . . . . . . . . . . .    $(67.8)  $ (95.4)



  Diluted Earnings Per Share (A). . . . . . . . . . . .    $ (.62)  $  (.87)



(A) Diluted earnings per share for the three months ended March 31, 1998 and 1997 are different from the consolidated financial statements because amounts are anti-dilutive.